UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2013

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under item 2.03 below is incorporated by reference into this item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 28, 2013, Radian Group Inc. (the “Company”) commenced an exchange offer (the “Exchange Offer”) pursuant to which the Company offered to exchange up to $195,176,000 aggregate principal amount of its outstanding unregistered 9.000% Senior Notes due 2017 (the “Unregistered Notes”) for a like principal amount of registered 9.000% Senior Notes due 2017 (the “Registered Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offer expired at 11:59 p.m., New York City time, on February 25, 2013.

On February 28, 2013 (the “Settlement Date”), pursuant to the Exchange Offer, the Company issued $195,126,000 aggregate principal amount of Registered Notes in exchange for the same principal amount of Unregistered Notes. The Registered Notes are substantially identical to the Unregistered Notes, except that the Registered Notes have been registered under the Securities Act, are not subject to restrictions on transfer and do not entitle their holders to registration rights.

The Registered Notes were issued pursuant to a Senior Indenture, dated as of June 7, 2005, between the Company and U.S. Bank National Association, as successor trustee to Wells Fargo Bank, NA (the “Senior Indenture”), as supplemented by an Officers’ Certificate, dated as of February 28, 2013 (the “Officers’ Certificate”), containing the terms of the Registered Notes. The Senior Indenture, together with the Officers’ Certificate, sets forth the terms of the Registered Notes and the obligations of the Company thereunder. Following is a brief description of the material terms of the Registered Notes, the Senior Indenture and the Officers’ Certificate, which summary is qualified in its entirety by reference to the Officers’ Certificate (which includes the form of the Registered Notes) and the Senior Indenture, which are exhibits hereto.

The Registered Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Registered Notes. The Registered Notes rank equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated. The Registered Notes will mature on June 15, 2017. Interest on the Registered Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2013. The Company may redeem the Registered Notes, in whole or in part, at its option at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Registered Notes to be redeemed and (ii) the present value of the Registered Notes discounted at the Treasury rate plus 50 basis points.

The Registered Notes contain covenants that impose conditions on the Company’s ability to create liens on any capital stock of its Designated Subsidiaries (as defined below) or engage in sales of the capital stock of its Designated Subsidiaries. “Designated Subsidiary” means any present or future consolidated subsidiary, the consolidated stockholders’ equity of which constitutes at least 15% of the Company’s consolidated stockholders’ equity. The Registered Notes are subject to customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants and certain events of bankruptcy and insolvency. Generally, if an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding Registered Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Registered Notes to be due and payable immediately.

This disclosure does not constitute an offer to purchase, the solicitation of an offer to purchase, or a solicitation of tenders. The exchange offer was made only pursuant to a prospectus that was filed with the Securities and Exchange Commission (the “SEC”) as part of the Company’s Registration Statement on Form S-4 (File No. 333-186060). The Registration Statement was declared effective by the SEC on January 28, 2013.

Item 9.01. Financial Statements and Exhibits.

This Current Report is being filed in connection with the offer and sale of the Registered Notes and to file with the SEC the documents and instruments attached hereto as exhibits.

(d)	Exhibits

4.1	Senior Indenture, dated as of June 7, 2005, between the Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 1-11356) dated June 2, 2005 and filed on June 7, 2005)

4.2	Officers’ Certificate, dated as of February 28, 2013, including the terms of the Company’s 9.000% Senior Notes due 2017, as Attachment A, and including the form of the Registered Notes as Exhibit A-1 to Attachment A

4.3	Form of 9.000% Senior Notes due 2017 (included within Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

(Registrant)

Date: March 6, 2013	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture, dated as of June 7, 2005, between the Company and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (file no. 1-11356) dated June 2, 2005 and filed on June 7, 2005)

4.2	Officers’ Certificate, dated as of February 28, 2013, including the terms of the Company’s 9.000% Senior Notes due 2017, as Attachment A, and including the form of the Registered Notes as Exhibit A-1 to Attachment A

4.3	Form of 9.000% Senior Notes due 2017 (included within Exhibit 4.2)